CARCO/DCMOT Auto Loan Master Trust: Reconciliation of Cash Flows            Cash Flows Page 1 of 2
Collection Period: Feb 1, 2004 through Feb 29, 2004
Accrual Period: Feb 17, 2004 through Mar 14, 2004
Distribution Date: March 15, 2004

	Trust		Series	Series	DCMOT	DCMOT	DCMOT	DCMOT
	Totals		1999-2	2001-A	2002-A	2002-B	2003-A	2004-A	Other

AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections from Seller	41,835,401.80	*	3,565,739.83	5,942,899.72	11,755,186.27	5,877,593.13	8,816,389.70	5,877,593.13	0.00
Principal Collections from Seller	0.00	*	0.00	0.00	0.00	0.00	0.00	0.00
Investment Income on Accounts	16,153.03		4,489.19	7,625.32	1,468.55	734.28	1,101.41	734.28
Balances in Principal Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Balances in Reserve Fund Accounts	5,600,000.00		2,100,000.00	3,500,000.00	0.00	0.00	0.00	0.00	0.00
Balances in Excess Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Balance in Yield Supplement Accounts	6,400,000.00		2,400,000.00	4,000,000.00	0.00	0.00	0.00	0.00
Other Adjustments	0.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00

Total Available	53,851,554.83		8,070,229.03	13,450,525.05	11,756,654.82	5,878,327.41	8,817,491.12	5,878,327.41	0.00

AMOUNTS DISBURSED
Pass-through Interest to Series Note/Certificateholders	6,122,718.75		550,687.50	869,062.50	1,730,625.00	846,562.50	1,286,718.75	839,062.50
Principal Due to Note/Certificateholders	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Principal to Funding Account	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Move Funds to the Reserve Fund Accounts	5,600,000.00		2,100,000.00	3,500,000.00	0.00	0.00	0.00	0.00
Move Funds to the Excess Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Move Funds to the Yield Supplement Accounts	6,400,000.00		2,400,000.00	4,000,000.00	0.00	0.00	0.00	0.00
Yield Supplement & Reserve Account to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00	0.00
Service Fees to Seller	6,369,963.37	*	500,000.00	833,333.33	1,831,501.83	915,750.92	1,373,626.37	915,750.92
Defaulted Amounts to Seller	394,162.10	*	33,309.47	55,515.79	111,031.58	55,515.79	83,273.68	55,515.79
Excess Collections to Seller	28,964,710.61	*	2,486,232.05	4,192,613.43	8,083,496.41	4,060,498.20	6,073,872.31	4,067,998.20	0.00
Excess Funding Account Balance to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00	0.00

Total Disbursements	53,851,554.83		8,070,229.03	13,450,525.05	11,756,654.82	5,878,327.41	8,817,491.12	5,878,327.41	0.00

Proof	0.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00

	TO:	John Bobko/Robert Gruenfel
* Funds Transfer to/(from) Bank of New York :		The Bank of New York
(1,893,434.28)		(212) 815-4389/8325

Cash Flows Page 2 of 2

INSTRUCTIONS TO BANK OF NEW YORK

1. Receive funds from:
Chrysler	$0.00
Investment Income	16,153.03
Collection Account	8,000,000.00	*
Reserve & Yield Accounts	0.00
Balance in Excess Funding Account	0.00
	$8,016,153.03
2. Distribute funds to:
Series Note/Certificate Holders	$6,122,718.75
Chrysler	1,893,434.28
Trust Deposit Accounts	0.00
	$8,016,153.03

3. Verify account balances in Collection, Funding, Reserve & Yield Supplement Accounts.